State of Missouri
[MO Seal]                              Rebecca McDowell Cook, Secretary of State
Corporations Division              James C. Kirkpatrick State Information Center
P.O. Box 778                600 W. Main Street, Rm 322, Jefferson City, MO 65101
Jefferson City, MO 65102


                     Amendment of Articles of Incorporation
                         (To be submitted in duplicate)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.  The present name of the Corporation is Maxus Realty Trust, Inc.

    The name under which it was originally organized was Nooney Realty Trust, Inc. No. 00265409

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on May 9, 2000.

3.  Article Number One is amended to read as follows:

    "1.1 Name. The name of the corporation is "Maxus Realty Trust, Inc."

    Article Number Eight is amended to read as follows:

    "The Corporation is formed for the following purposes:

    1. To acquire, own, finance, develop, improve, lease, operate, manage, dispose of, sell, liquidate and otherwise invest in and deal with real estate primarily consisting of income-producing property.

    2. To engage in any lawful activity for which a corporation may be organized under The General and Business Corporation Law of Missouri.




                 (If more than one article is to be amended or more space is needed attach additional pages)

4. Of the 866,624 Shares outstanding, 866,624 of such shares were entitled to vote on such amendment.

    The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

            Class                              Number of Outstanding Shares
            Common                                       866,624

5.  The number of shares voted for and against the amendment was as follows:

               Class                       No. Voted For       No. Voted Against
               Common

    Amendment to Article Number One           629,011                61,302

    Amendment to Article Number Eight         491,697                67,506

6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

    N/A

    If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

    N/A

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

    N/A



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

IN WITNESS WHEREOF, the undersigned, Daniel W. Pishny has executed this instrument and its Christine A. Robinson has affixed its corporate seal hereto and attested said seal on May 9, 2000.

              Place
         CORPORATE SEAL
              Here
  (If no seal, state "None.")

              None                           Maxus Realty Trust, Inc.

                                             By /s/Daniel W. Pishny
ATTEST: /s/Christine A. Robinson                   President

Secretary or Assistant Secretary             FILED AND CERTIFICATE
                                                     ISSUED
State of Missouri   }                             MAY 10 2000
                    } Ss                     /s/Rebecca McDowell Cook
County of Jackson   }                           Secretary of State

    I, Grace E. Bales , A Notary Public, do hereby certify that on May 9, 2000 personally appeared before me Daniel W. Pishny who, being by me first duly sworn, declared that he/she is the President of Maxus Realty Trust, Inc. that he/she signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)                                Grace E. Bales
                                                        Notary Public
---------------------------------------
|         Grace E. Bales              |      My Commission expires Aug. 24, 2002
|    Notary Public Notary Seal        |      My County of Commission Clay County
|        State of Missouri            |
|          Clay County                |
|My Commission Expires Aug. 24, 2002  |
---------------------------------------


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